US AIRWAYS REPORTS JUNE TRAFFIC

ARLINGTON, Va., July 5, 2005 -- US Airways reported its June 2005 passenger traffic today.

Mainline revenue passenger miles for June 2005 decreased 0.1 percent on a 0.4 percent increase in available seat miles, compared to June 2004. The 81.2 percent passenger load factor is a 0.4 percentage point decrease compared to June 2004. US Airways achieved a 92.4 percent load factor on June 30, 2005, the highest mainline load factor in company history.

For the second quarter 2005, mainline revenue passenger miles increased 0.5 percent on a 2.2 percent increase in available seat miles compared to the same period in 2004. The passenger load factor for the second quarter 2005 was 77.6 percent, a 1.3 percentage point decrease compared to the second quarter 2004.

Revenue passenger miles for US Airways mainline during the first six months of 2005 increased 3.0 percent on a 1.9 percent increase in available seat miles, compared to the same period in 2004. The passenger load factor for January through June 2005 was 75.4 percent, a 0.8 percentage point increase compared to the same period in 2004.

US Airways Express -- the two wholly owned subsidiaries of US Airways Group, Inc., Piedmont Airlines, Inc. and PSA, Inc., as well as the MidAtlantic Airways division of US Airways, Inc. -- reported an 86.4 percent increase in revenue passenger miles for June 2005, on 80.1 percent more capacity, compared to June 2004. The passenger load factor was 70.0 percent, a 2.4 percentage point increase compared to June 2004.

Second quarter 2005 revenue passenger miles for the US Airways Express entities increased 103.1 percent on a 94.1 percent increase in available seat miles compared to the second quarter 2004. The passenger load factor for the quarter was 66.6 percent, a 3.0 percentage point increase compared to the same period in 2004.

For the first six months of 2005, the US Airways Express entities reported a 118.3 percent increase in revenue passenger miles on 101.4 percent more capacity, compared to the same period in 2004. The passenger load factor was 63.1 percent, a 4.9 percentage point increase compared to the same period in 2004.

US Airways ended the month of June 2005 completing 97.9 percent of its scheduled departures, compared to 99.1 percent in June 2004, in part due to summer storms in the East.
US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS
	June 2005	June 2004	Percent Change
Revenue Passenger Miles (000):
Domestic*	2,655,375	2,659,193	(0.1)
International*	1,071,877	1,071,675	0.0
Total - Scheduled Service	3,727,252	3,730,869	(0.1)
Total (Including Charter)	3,727,527	3,730,940	(0.1)

Available Seat Miles (000):
Domestic*	3,311,930	3,297,166	0.4
International*	1,278,174	1,276,805	0.1
Total - Scheduled Service	4,590,104	4,573,971	0.4
Total (Including Charter)	4,590,496	4,574,070	0.4

Passengers Boarded*	3,744,373	3,709,562	0.9
System Load Factor*	81.2	81.6	(0.4)
Average Passenger Journey*	995.4	1,005.7	(1.0)

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding
US AIRWAYS, INC
SECOND QUARTER 2005
	April - June 2005	April - June 2004	Percent Change
Revenue Passenger Miles (000):
Domestic*	7,846,101	7,747,678	1.3
International*	2,881,189	2,921,610	(1.4)
Total - Scheduled Service	10,727,289	10,669,289	0.5
Total (Including Charter)	10,727,600	10,669,415	0.5

Available Seat Miles (000):
Domestic*	10,186,599	9,856,292	3.4
International*	3,630,084	3,662,660	(0.9)
Total - Scheduled Service	13,816,682	13,518,952	2.2
Total (Including Charter)	13,817,144	13,519,134	2.2

Passengers Boarded*	11,101,198	11,070,114	0.3
System Load Factor*	77.6	78.9	(1.3)
Average Passenger Journey*	966.3	963.8	0.3

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding.
US AIRWAYS, INC.
YEAR-TO-DATE 2005
	Jan. - June 2005	Jan. - June 2004	Percent Change
Revenue Passenger Miles (000):
Domestic*	15,213,503	14,578,479	4.4
International*	5,158,991	5,209,812	(1.0)
Total - Scheduled Service	20,372,494	19,788,291	3.0
Total (Including Charter)	20,373,743	19,789,452	3.0

Available Seat Miles (000):
Domestic*	20,357,789	19,748,158	3.1
International*	6,643,920	6,758,609	(1.7)
Total - Scheduled Service	27,001,709	26,506,767	1.9
Total (Including Charter)	27,003,311	26,509,402	1.9

Passengers Boarded*	21,353,603	20,921,571	2.1
System Load Factor*	75.4	74.7	0.8
Average Passenger Journey*	954.1	945.8	0.9

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding

US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS
	June 2005	June 2004	Percent Change
Revenue Passenger Miles (000)	341,741	183,298	86.4
Available Seat Miles (000)	488,457	271,156	80.1
Passengers Boarded*	898,451	656,407	36.9
System Load Factor*	70.0	67.6	2.4
Average Passenger Journey	380.4	279.2	36.2

*scheduled service

** Pedmont Airlines, Inc., PSA Airlines, Inc., and the MidAtlantic Airways division of US Airways
US AIRWAYS EXPRESS**
SECOND QUARTER 2005
	April - June 2005	April - June 2004	Percent Change
Revenue Passenger Miles (000)	984,424	484,642	103.1
Available Seat Miles (000)	1,479,078	761,960	94.1
Passengers Boarded*	2,618,345	1,842,395	42.1
System Load Factor*	66.6	63.6	3.0
Average Passenger Journey	376.0	263.0	42.9
*scheduled service ** Piedmont Airlines, Inc., PSA Airlines, Inc., and the MidAtlantic Airways division of US Airways

NOTE:     Numbers may not add or calculate due to rounding.
US AIRWAYS EXPRESS**
YEAR-TO-DATE 2005
	Jan. - June 2005	Jan. - June 2004	Percent Change
Revenue Passenger Miles (000)	1,717,697	786,758	118.3
Available Seat Miles (000)	2,723,073	1,352,339	101.4
Passengers Boarded*	4,645,968	3,171,097	46.5
System Load Factor*	63.1	58.2	4.9
Average Passenger Journey	369.7	248.1	49.0

*scheduled service
** Piedmont Airlines, Inc., PSA Airlines, Inc., and the MidAtlantic Airways division of US Airways

NOTE:     Numbers may not add or calculate due to rounding.